
HOULIHAN LOKEY
华利安

Project Pipe

Presentation to the Special Committee of the Board of Directors

April 3, 2014

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Sino Gas International Holdings, Inc. (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Merger") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

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Table of Contents



Merger Overview

Summary of Selected Merger Terms[1]

- Parties to the Merger
  - Sino Gas International Holdings, Inc., a Utah corporation ("Sino Gas" or "Company")
  - Prosperity Gas Holdings Limited, a Cayman Islands corporation ("Parent")
  - Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub")
  - Mr. Yuchuan Liu, Company Chairman, Chief Executive Officer and President ("Mr. Liu")
- Form of Transaction
  - Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Merger")
- Form of Consideration
  - Cash: each common share of the Company (a "Share" or, collectively, the "Shares"), other than the Rollover Shares (as defined below), the Dissenting Shares (as defined below), and any Shares owned by the Company or any Company Subsidiary (as defined below) (collectively, the "Excluded Shares") will be converted into the right to receive $1.30 in cash per Share without interest (the "Merger Consideration")
    - "Rollover Shares", meaning Shares, vested restricted stock units (RSUs) and Company options held by Mr. Liu and his Affiliates
    - "Dissenting Shares", meaning Shares that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights of dissent in accordance with Section 1302 of the Utah Revised Business Corporation Act ("URBCA")
    - "Company Subsidiary", meaning each person which is a subsidiary of the Company
- Voting Requirements:
  - Affirmative vote of holders of a majority of the issued and outstanding Shares in favor of the adoption of the Merger
- Company Termination Fee
  - $2.7 million
- Parent Termination Fee
  - $2.0 million
- Financing: Approximately $66.4 million
  - Parent has delivered to the Company (i) an executed equity commitment letter from MSPEA Gas Holdings Limited ("MSPEA") of $29.0 million, (ii) an executed equity commitment letter from Zhongyu Gas Holdings Ltd. ("Zhongyu") of $37.5 million and (iii) an executed contribution agreement from Mr. Liu

Source: Execution version dated April 3, 2014 of the Agreement and Plan of Merger among Prosperity Gas Holdings Limited, Merger Sub Gas Holdings Inc. and Sino Gas International Holdings, Inc. (the "Agreement")
Note:
RSU refers to restricted share unit
1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Merger; this summary is qualified by the terms and conditions of the Agreement

Shareholder Structure

Ownership Structure (Shareholder Detail)

Buyer Group Shareholders	Shares Held	Ownership %[1]
Liu Yuchuan (Chairman and CEO)	6,524,174	11.3%
Total Buyer Group Ownership	6,524,174	11.3%

Unaffiliated Shareholders	Shares Held	Ownership %[1]
Dai Zhonglin (Lead Fame International)	25,806,451	44.8%
Lee Ching Kuen (Leading King Investment)	7,117,133	12.4%
Weng Tianbo	6,635,209	11.5%
Yao Liangren	2,402,231	4.2%
Li Shuwang	393,581	0.7%
Zhong Zhimin (Company management)	393,581	0.7%
Chong Shun	275,111	0.5%
Straus	265,464	0.5%
Midsouth	262,186	0.5%
Liu Xiaobing	185,046	0.3%
Other Shareholders	7,348,666	12.8%
Total Unaffiliated Ownership	51,084,659	88.7%
Total Shares Outstanding	57,608,833	100.0%

Ownership Structure


Buyer Group 11.3%
Unaffiliated Shareholders 88.7%

Source: Capital IQ, Company filings and Company management inputs
Note:
1. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management

Merger Value Overview

Summary of Proposed Merger Value

(US$ and shares in millions, except per share values)

Security	Shares Outstanding[1]	Merger Consideration	
Common Stock	57.6	$1.30	
Implied Values			
Implied Common Equity			$74.9
Adjustments:			
Debt[2]			41.7
Preferred Stock[2]			0.2
Cash and Cash Equivalent[2]			(5.1)
Investments[2]			(27.7)
Minority Interest[2]			7.4
Implied Enterprise Value			$91.5
Implied Transaction Multiples			
EBITDA			
FY 2013E			10.1x
NFY 2014			7.3x
NFY+1 2015			6.4x

Implied Premiums to Historical Stock Trading Prices

Offer[3]	Announced Date	Offer Price
4/28/2012 Proposal	4/28/2012	$0.48
12/08/2013 Proposal	12/08/2013	$1.30

	Buyer Group Offer ($1.30)			
Trading Period Prior to Announcement	Closing Stock Price	Implied Premium Over Average Closing Stock Price Prior to 4/28/12[4]	Closing Stock Price	Implied Premium Over Average Closing Stock Price Prior to 12/08/13[5]
Current (4/2/2014)	$0.81	60.5%	$0.81	60.5%
1 Day	$0.32	306.3%	$0.49	165.4%
5 Day Average	$0.32	311.4%	$0.49	167.7%
10 Day Average	$0.32	303.7%	$0.48	172.7%
1 Month Average	$0.33	299.6%	$0.47	174.1%
3 Month Average	$0.33	290.8%	$0.47	174.0%
6 Month Average	$0.37	254.9%	$0.39	237.6%
1 Year Average	$0.35	267.4%	$0.36	259.4%
52 Week High	$0.47	176.6%	$0.80	62.5%
52 Week Low	$0.17	687.9%	$0.25	420.0%

Source: Company filings; FY 2013E, NFY and NFY+1 financials per Company management

Notes:

1. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management

2. Debt, preferred stock, cash and cash equivalents, investments and minority interest per unaudited FY 2013 financial results provided by Company management as of March 26, 2014

3. The Company received an offer by the Company's chairman on 4/28/2012 at $0.48 per share for all the outstanding shares of the Company not owned by the Chairman. A revised offer at $0.50 per share was received on 12/08/2013 from a Buyer Group comprised of the Company's chairman and MSPEA. Subsequently the Buyer Group increased this offer to $1.30 per share and agreed to include Zhongyu in the Buyer Group

4. Based on revised offer price of $1.30 over the corresponding average stock closing prices leading up to the 4/28/2012 proposal

5. Based on revised offer price of $1.30 over the corresponding average stock closing prices leading up to the 12/08/2013 proposal

FY represents period from January to December, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year

Stock Trading History

Share Price & Volume History for Last 4 Years



Closing Stock Price (US $)
Daily Volume (000s)
$1.50
$1.20
$0.90
$0.60
$0.30
$-
2,000.0
1,800.0
1,600.0
1,400.0
1,200.0
1,000.0
800.0
600.0
400.0
200.0
0.0
4/5/10
8/3/10
12/2/10
4/11/11
9/26/11
3/27/12
9/13/12
4/15/13
10/10/13
4/2/14
Proposed Merger Consideration of $1.30
12/17/2010 The Company raised $2.0m of equity from AMP Capital Asia Giant Investment Fund
4/28/2012 Company chairman Yuchuan Liu made an offer to take the Company private at $0.48 per share in cash
12/21/2012 Sino Gas completed an $8.0m private placement of 8% senior secured convertible notes from Goldfield International
9/18/2013 Lead Fame converted the convertible notes to 25,806,451 shares of common stock in Sino Gas, at the conversion price of $0.31 per share
9/15/2013 Lead Fame acquired the 8% convertible notes from Goldfield International
12/8/2013 Company chairman Yuchuan Liu and MSPEA submitted a revised proposal to take the Company private and increased the offer price from $0.48 to $0.50 per share
3/25/2014 The Special Committee received a letter from the Buyer Group indicating that Zhongyu was prepared to join the Buyer Group and the Buyer Group would be willing to pay $1.30 per share
Daily Volume
Closing Stock Price

Price & Volume Statistics (Last 4 Years)

52 Week High (3/25/2014)	$0.99	1-Week Avg. Daily Volume	64,270
52 Week Low (8/15/2013)	$0.25	1-Month Avg. Daily Volume	118,950
4-Year High (4/1/2010)	$1.00	3-Month Avg. Daily Volume	69,560
4-Year Low (8/23/2011)	$0.17	6-Month Avg. Daily Volume	51,730

Source: Capital IQ, Company filings

Relative Stock Performance

Indexed Stock Price Performance for Last 4 Years


200.0%
150.0%
100.0%
50.0%
0.0%
Indexed Prices
4/5/10
7/26/10
11/15/10
3/7/11
6/27/11
10/17/11
2/6/12
5/28/12
9/17/12
1/7/13
4/29/13
8/19/13
12/9/13
4/2/14
S&P 500 Index: +59.2%
Selected Companies ¹: +59.2%
Sino Gas: -11.9%
Chinese Securities 300 Index: -36.0%
S&P 500 Index
Sino Gas International Holdings, Inc.
Selected Companies
Chinese Securities 300 Index

Source: Capital IQ

Notes:

1. *Selected Companies include: ENN Energy Holdings, China Resources Gas Group, China Gas Holdings, Towngas China Company, China Oil and Gas Group, China Tian Lun Gas Holdings, Tianjin Jinran Public Utilities Company, Shin Shin Natural Gas Company, Hsin Kao Gas, AGL Resources, Southwest Gas Corporation, Piedmont Natural Gas, Northwest Natural Gas, Delta Natural Gas Company, Gas Natural, Inc., Corning Natural Gas Holding Co., PT Perusahaan Gas Negara (Persero) TBK, Gujarat Gas Company, Gas Natural Ban, Daesung Holdings Co., Distribuidora de Gas Cuyana, Hiroshima Gas Co., Seoul City Gas Co., Busan City Gas Co., Yesco Co., Daesung Energy Co., Kyung Nam Energy Co.*



Financial Analysis

Financial Analyses Summary

Implied Per Share Equity Value Reference Range[1,2]


$1.50
$1.25
$1.00
$0.75
$0.50
(Price per Share)
$1.29
$0.97
$1.46
$1.03
$1.44
$0.94
$1.45
$1.13
$1.41
$0.60
Merger Consideration of $1.30
Selected Companies Analysis
8.0x - 10.0x FY 2013E EBITDA
Selected Companies Analysis
6.0x - 8.0x NFY 2014E EBITDA
Selected Companies Analysis
5.0x - 7.0x NFY+1 2015E EBITDA
Selected Transactions Analysis
9.0x - 11.0x FY 2013E EBITDA
Discounted Cash Flow Analysis
Discount Rate: 9.0% - 11.0%
Perpetuity Growth Rate: 4.0% - 5.0%

Source: Company filings, research reports, Sino Gas management; 2013E financial information are unaudited results provided by Company management as of March 26, 2014
Notes:
No particular weight was attributed to any individual analysis
1. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management
2. Debt, preferred stock, cash and cash equivalents, investments and minority interest per unaudited FY 2013 results provided by Company management as of March 26, 2014
FY refers to fiscal year period from January to December
NFY refers to next fiscal year for which financial information has not been made public
NFY+1 refers to the year after next fiscal year for which financial information has not been made public

Financial Analyses Summary (cont.)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis	
	FY 2013E EBITDA		NFY 2014E EBITDA		NFY+1 2015E EBITDA		FY 2013E EBITDA			
Corresponding Base Amount	$9.1		$12.6		$14.2		$9.1			
Selected Multiples Range	8.0x	10.0x	6.0x	8.0x	5.0x	7.0x	9.0x	11.0x		
Implied Enterprise Value from Operations Reference Range	$72.7	$90.9	$75.7	$100.9	$70.9	$99.3	$81.8	$100.0	$51.1	$97.9
Add: Cash and Cash Equivalents as of 12/31/2013[1]	$5.1	$5.1	$5.1	$5.1	$5.1	$5.1	$5.1	$5.1	$5.1	$5.1
Implied Total Enterprise Value Reference Range	$77.8	$96.0	$80.8	$106.0	$76.0	$104.4	$86.9	$105.0	$56.1	$103.0
Less: Total Debt and Preferred Stock as of 12/31/2013[1]	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)	($41.9)
Less: Minority Interests[1]	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)
Plus: Investments[1,2]	$27.7	$27.7	$27.7	$27.7	$27.7	$27.7	$27.7	$27.7	$27.7	$27.7
Implied Total Equity Value Reference Range	$56.1	$74.3	$59.1	$84.3	$54.3	$82.7	$65.2	$83.4	$34.5	$81.3
Shares Outstanding[3]	57.6	57.6	57.6	57.6	57.6	57.6	57.6	57.6	57.6	57.6
Implied Per Share Reference Range	$0.97	$1.29	$1.03	$1.46	$0.94	$1.44	$1.13	$1.45	$0.60	$1.41

Source: Company filings, projected values per Company management; 2013E financial information are unaudited results provided by Company management as of March 26, 2014
Note:
1. Debt, preferred stock, cash and cash equivalents, investments and minority interest per unaudited FY 2013 results provided by Company management
2. Investments represent the Company's minority interest stake in its joint ventures
3. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management
FY refers to fiscal year period from January to December
NFY refers to next fiscal year for which financial information has not been made public
NFY+1 refers to the year after next fiscal year for which financial information has not been made public

Selected Historical and Projected Financial Information

(dollars in millions)

	Fiscal Year Ended December 31,								CAGR[1]
	2011	2012	2013E	2014E	2015E	2016E	2017E	2018E	2014E- 2018E
Revenue, Net	**$41.7**	**$50.4**	**$68.6**	**$72.7**	**$80.1**	**$88.3**	**$97.3**	**$107.4**	**10.2%**
Revenue Growth %	*51.1%*	*20.9%*	*36.2%*	*5.9%*	*10.2%*	*10.2%*	*10.3%*	*10.3%*	
Cost of Revenues	(23.4)	(32.4)	(48.8)	(49.8)	(54.7)	(60.1)	(66.0)	(72.6)	
Gross Profit	**$18.3**	**$18.0**	**$19.8**	**$22.9**	**$25.4**	**$28.2**	**$31.3**	**$34.7**	**11.0%**
Gross Margin %	*43.9%*	*35.8%*	*28.9%*	*31.5%*	*31.7%*	*31.9%*	*32.1%*	*32.4%*	
Selling, General & Administrative Expenses	(7.2)	(8.7)	(12.6)	(12.8)	(14.1)	(15.5)	(17.1)	(18.9)	
Depreciation & Amortization	1.4	1.7	1.9	2.6	2.9	3.3	3.6	4.0	
EBITDA[2]	**$12.6**	**$11.1**	**$9.1**	**$12.6**	**$14.2**	**$15.9**	**$17.8**	**$19.9**	**12.0%**
EBITDA Margin %	*30.2%*	*21.9%*	*13.2%*	*17.4%*	*17.7%*	*18.0%*	*18.3%*	*18.5%*	
Depreciation & Amortization	(1.4)	(1.7)	(1.9)	(2.6)	(2.9)	(3.3)	(3.6)	(4.0)	
EBIT[2]	**$11.1**	**$9.4**	**$7.2**	**$10.0**	**$11.3**	**$12.6**	**$14.2**	**$15.9**	**12.1%**
EBIT Margin %	*26.7%*	*18.6%*	*10.5%*	*13.8%*	*14.1%*	*14.3%*	*14.5%*	*14.8%*	

Source: Company Filings, Projections per Company management; 2013E financial information are unaudited results provided by Company management as of March 26, 2014
Note:
1. CAGR refers to Compound Annual Growth Rate
2. Investment income is not included in the calculation of EBITDA and EBIT

Selected Companies Trading Statistics

(dollars in millions, except per share values)

Company	Ticker	Country	Share Price ($) (4/2/2014)	Eq. Market Value[1]	Enterprise Value[2]	Enterprise Value to EBITDA LTM	FY2013	NFY	NFY+1
Selected Chinese Gas Distribution Companies									
China Gas Holdings Limited	SEHK: 384	China	$1.60	$8,366.9	$9,374.1	17.1x	14.0x	12.4x	10.5x
ENN Energy Holdings Limited	SEHK:2688	China	7.21	8,312.0	8,524.7	13.6x	13.6x	10.6x	9.3x
China Resources Gas Group Limited	SEHK: 1193	China	3.13	6,954.6	6,685.6	10.6x	10.6x	9.9x	8.6x
Towngas China Company Limited	SEHK:1083	China	1.22	3,192.1	3,276.7	13.4x	13.4x	16.7x	13.3x
China Oil And Gas Group Limited	SEHK:603	China	0.16	813.7	1,032.7	5.8x	5.8x	5.1x	4.0x
China Tian Lun Gas Holdings Limited	SEHK:1600	China	0.95	784.6	871.5	21.7x	18.8x	14.6x	12.0x
Tianjin Jinran Public Utilities Company Limited	SEHK:1265	China	0.21	384.2	292.1	11.0x	11.0x	13.0x	11.2x
Shin Shin Natural Gas Company Limited	TSEC:9918	Taiwan	1.09	196.8	185.1	13.8x	NA	NA	NA
Chinese People Holdings Company Limited	SEHK:681	China	0.03	162.5	48.2	1.4x	NA	NA	NA
Hsin Kao Gas Co., Ltd.	TSEC:9931	Taiwan	1.34	126.6	114.8	18.1x	18.1x	NA	NA
High				$8,366.9	$9,374.1	21.7x	18.8x	16.7x	13.3x
Low				126.6	48.2	1.4x	5.8x	5.1x	4.0x
Mean				$2,929.4	$3,040.5	12.7x	13.2x	11.8x	9.9x
Median				799.1	952.1	13.5x	13.5x	12.4x	10.5x
Selected Developed Market Gas Distribution Companies									
AGL Resources Inc.	NYSE:GAS	United States	$48.55	$5,792.1	$10,666.1	9.3x	9.6x	8.6x	8.8x
Piedmont Natural Gas Co. Inc.	NYSE:PNY	United States	34.90	2,731.8	4,316.0	13.9x	14.8x	11.2x	10.8x
Southwest Gas Corporation	NYSE:SWX	United States	53.21	2,477.3	3,826.5	7.5x	7.5x	7.3x	7.0x
Northwest Natural Gas Company	NYSE:NWN	United States	43.73	1,185.7	2,045.2	9.4x	9.4x	9.1x	8.8x
HIROSHIMA GAS Co.,Ltd.	TSE:9535	Japan	2.83	167.4	524.9	5.8x	NA	NA	NA
Delta Natural Gas Company, Inc.	NasdaqGS:DGAS	United States	21.39	148.0	201.7	9.8x	10.3x	NA	NA
Gas Natural Inc.	AMEX:EGAS	United States	10.11	105.7	157.6	8.9x	8.3x	7.8x	NA
Corning Natural Gas Holding Corporation	OTCPK:CNIG	United States	18.00	40.8	59.9	10.7x	10.7x	NA	NA
High				$5,792.1	$10,666.1	13.9x	14.8x	11.2x	10.8x
Low				40.8	59.9	5.8x	7.5x	7.3x	7.0x
Mean				$1,581.1	$2,724.7	9.4x	10.1x	8.8x	8.9x
Median				676.6	1,285.1	9.4x	9.6x	8.6x	8.8x

(Continued on the next page)

Sources: Capital IQ, Company public filings, analyst reports
Note: See footnotes on the next page

Selected Companies Trading Statistics (cont.)

(dollars in millions, except per share values)

Company	Ticker	Country	Share Price ($) (4/2/2014)	Eq. Market Value[1]	Enterprise Value[2]	Enterprise Value to EBITDA LTM	FY2013	NFY	NFY+1
Selected Emerging Market Gas Distribution Companies									
PT Perusahaan Gas Negara (Persero) TBK	JKSE:PGAS	Indonesia	$0.45	$10,999.4	$10,882.1	9.3x	9.2x	8.9x	8.3x
Gujarat Gas Company Limited	BSE:523477	India	4.52	580.1	485.6	5.4x	5.2x	5.3x	5.0x
Seoul City Gas Co., Ltd.	KOSE:A017390	South Korea	118.02	458.6	244.5	4.1x	NA	NA	NA
Busan City Gas Co., Ltd.	KOSE:A015350	South Korea	39.66	397.4	274.9	6.9x	NA	NA	NA
Kyung Nam Energy Co., Ltd.	KOSE:A008020	South Korea	6.99	191.9	141.7	3.4x	3.4x	NA	NA
YESCO Co., Ltd.	KOSE:A015360	South Korea	35.17	177.6	192.8	4.1x	4.1x	NA	NA
Daesung Holdings Co., Ltd.	KOSE:A016710	South Korea	10.67	171.7	201.9	2.7x	NA	NA	NA
Gas Natural Ban, S.A.	BASE:GBAN	Argentina	0.53	170.9	159.8	8.1x	NA	NA	NA
Daesung Energy Co., Ltd.	KOSE:A117580	South Korea	5.12	140.7	181.3	4.9x	NA	NA	NA
Distribuidora de Gas Cuyana S.A.	BASE:DGCU2	Argentina	0.38	77.1	57.0	10.2x	NA	NA	NA
High				$10,999.4	$10,882.1	10.2x	9.2x	8.9x	8.3x
Low				77.1	57.0	2.7x	3.4x	5.3x	5.0x
Mean				$1,336.5	$1,282.1	5.9x	5.5x	7.1x	6.6x
Median				184.8	197.3	5.1x	4.7x	7.1x	6.6x
All Selected Companies									
High				$10,999.4	$10,882.1	21.7x	18.8x	16.7x	13.3x
Low				40.8	48.2	1.4x	3.4x	5.1x	4.0x
Mean				$1,975.3	$2,322.3	9.3x	10.4x	10.0x	9.1x
Median				390.8	283.5	9.3x	10.3x	9.5x	8.8x
Sino Gas - Merger Consideration	OTCPK:SGAS	China	$1.30	$74.9	$91.5	10.1x	10.1x	7.3x	6.4x
Sino Gas - Current Price (3/28/14)	OTCPK:SGAS	China	0.81	46.7	63.3	7.0x	7.0x	5.0x	4.5x

Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
FY refers to fiscal year period from January to December
NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year
NA refers to not available figure
No company used in this analysis for comparative purposes is identical to the Company

Selected Transactions Statistics

Announcement Date	Target Company	Target Country	Bidder Company	% Sought	Implied Equity Value	Implied Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA
11/20/2013	Busan City Gas Co., Ltd.	South Korea	SK E&S	55.9%	$355.6	$271.1	0.24x	NA
07/30/2013	Hess Corporation, Energy Marketing Business	United States	Direct Energy Business LLC	100.0%	731.0	731.0	0.12x	NA
07/16/2013	Envestra Limited	Australia	APA Group	67.0%	1,950.2	3,840.8	8.25x	11.4x
07/12/2013	Shanghai Lian Hua Fibre Corporation, Prior To Reverse	China	Shanxi Natural Gas Co., Ltd. (nka:Shanghai Lian Hua	100.0%	NA	NA	NA	NA
06/05/2013	Bison Midstream, LLC	United States	Summit Midstream Partners, LP	100.0%	247.9	247.9	6.60x	NA
12/18/2012	Fortune Gas Investments Holdings Limited	China	China Gas Holdings Limited	100.0%	200.0	400.0	NA	NA
10/03/2012	Gujarat Gas Company Limited	India	GSPC Distribution Networks Limited	65.1%	725.2	650.3	1.07x	8.5x
06/04/2012	Hae Yang City Gas Co., Ltd.	South Korea	GS Energy Corporation	100.0%	242.5	242.5	0.56x	NA
05/16/2012	AEI China Gas Ltd.	China	China Resources Gas Group Limited	100.0%	166.4	237.7	NA	NA
05/03/2012	Companhia de Gás de São Paulo - COMGÁS	Brazil	Cosan S. A. Indústria e Comércio	73.4%	NA	NA	NA	NA
01/03/2012	Vectren Retail, LLC	United States	Direct Energy Marketing Limited	100.0%	84.3	84.3	0.56x	NA
10/31/2011	Pacific Northern Gas Ltd.	Canada	AltaGas Ltd.	100.0%	139.7	230.0	2.58x	10.3x
07/28/2011	Baiyin Natural Gas Limited	China	Henan Tian Lun Gas Group Limited	99.0%	15.7	18.8	NA	NA
06/06/2011	G6 Rete Gas S.p.A.	Italy	AXA Private Equity (nka:Ardian); Enel Distribuzione	100.0%	1,128.2	1,128.2	4.83x	9.3x
05/12/2011	MXEnergy Holdings Inc.	United States	Constellation Energy Group, Inc.	100.0%	175.0	278.5	0.44x	3.3x
03/16/2011	Flemming Limited	China	China Resources Gas Group Limited	100.0%	27.0	46.7	NA	NA
01/19/2011	Gas Natural de Lima y Callao S.A.	Peru	Empresa de Energia de Bogotá S.A. ESP	60.0%	185.0	274.9	1.75x	9.9x
12/07/2010	Nicor Inc.	United States	AGL Resources Inc.	100.0%	2,382.8	3,112.6	1.23x	7.8x
						High	8.25x	11.4x
						Low	0.12x	3.3x
						Mean	2.35x	8.6x
						Median	1.15x	9.3x
12/8/2013	Sino Gas International Holdings	China	Mr. Liu, MSPEA and Zhongyu	88.7%	$74.9	$91.5	1.33x	10.1x

Source: Capital IQ, Mergermarket
1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure
No transaction used in this analysis for comparative purposes is identical to the Merger
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement

Discounted Cash Flow Analysis[1]

(US$ in millions except per share)

	Projected FY December 31,				
	2014E[2]	2015E	2016E	2017E	2018E
Revenue	$55.1	$80.1	$88.3	$97.3	$107.4
Revenue Growth %		*45.3%*	*10.2%*	*10.3%*	*10.3%*
Cost of Revenue	(37.8)	(54.7)	(60.1)	(66.0)	(72.6)
Selling, General & Administrative Expense	(9.7)	(14.1)	(15.5)	(17.1)	(18.9)
Depreciation and Amortization	1.9	2.9	3.3	3.6	4.0
EBITDA	$9.6	$14.2	$15.9	$17.8	$19.9
EBITDA Margin %	*17.4%*	*17.7%*	*18.0%*	*18.3%*	*18.5%*
Depreciation and Amortization	(1.9)	(2.9)	(3.3)	(3.6)	(4.0)
EBIT	$7.6	$11.3	$12.6	$14.2	$15.9
Taxes[3]	(1.8)	(2.6)	(2.9)	(3.3)	(3.6)
Unlevered Earnings	$5.9	$8.7	$9.7	$10.9	$12.2
Depreciation and Amortization	1.9	2.9	3.3	3.6	4.0
Capital Expenditures	(12.4)	(16.1)	(15.8)	(16.1)	(16.6)
Change in Working Capital	5.3	1.2	2.3	2.6	2.9
Unlevered Free Cash Flows	$0.8	($3.3)	($0.6)	$1.0	$2.6

Terminal Value Assumptions	
Revenue	$107.4
Cost of Revenue	(85.2)
Selling, General & Adm.	(18.9)
Depreciation and Amortization	16.6
EBITDA	$19.9
EBITDA Margin %	*18.5%*
Depreciation and Amortization	(16.6)
EBIT	$3.3
Taxes[3]	(0.8)
Unlevered Earnings	$2.5
Depreciation and Amortization	16.6
Capital Expenditures	(16.6)
Change in Working Capital	2.9
Unlevered Free Cash Flows	$5.4

	Implied 2018E EBITDA Terminal Multiple[4]		
Discount Rate	4.0%	4.5%	5.0%
9.0%	5.7x	6.4x	7.2x
9.5%	5.2x	5.7x	6.4x
10.0%	4.8x	5.2x	5.8x
10.5%	4.4x	4.8x	5.2x
11.0%	4.1x	4.4x	4.8x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	4.0%	4.5%	5.0%
9.0%	100.1%	100.1%	100.1%
9.5%	100.2%	100.1%	100.1%
10.0%	100.2%	100.2%	100.2%
10.5%	100.3%	100.3%	100.2%
11.0%	100.4%	100.3%	100.3%

Discount Rate	Present Value of Cash Flows 2014 - 2018	+	PV of Terminal Value Based on Perpetual Growth Rate for 2018 Unlevered Free Cash Flow 4.0%	4.5%	5.0%	=	Implied Enterprise Value 4.0%	4.5%	5.0%	-	Net Debt Minority Interest[5]	=	Implied Total Equity Value 4.0%	4.5%	5.0%	=	Implied Equity Value Per Share[6] 4.0%	4.5%	5.0%
9.0%	($0.1)		$77.7	$86.7	$98.0		$77.6	$86.6	$98.0		$16.6		$61.0	$70.1	$81.4		$1.06	$1.22	$1.41
9.5%	($0.1)		$69.2	$76.5	$85.4		$69.1	$76.4	$85.3		$16.6		$52.5	$59.8	$68.7		$0.91	$1.04	$1.19
10.0%	($0.1)	+	$62.2	$68.2	$75.4	=	$62.1	$68.0	$75.2	-	$16.6	=	$45.5	$51.5	$58.6	=	$0.79	$0.89	$1.02
10.5%	($0.2)		$56.3	$61.3	$67.2		$56.1	$61.1	$67.0		$16.6		$39.5	$44.5	$50.4		$0.69	$0.77	$0.88
11.0%	($0.2)		$51.2	$55.5	$60.4		$51.1	$55.3	$60.2		$16.6		$34.5	$38.7	$43.6		$0.60	$0.67	$0.76

Source: Based on projections provided by Company management
Notes:
1. Present values as of 4/2/2014 using mid-year convention
2. Represents a 9.1 month stub period with valuation date as of 4/2/2014
3. Tax rate of 23.0% per Company management estimate
4. Implied from corresponding discount rate and perpetual growth rate applied to 2018 EBITDA
5. Includes net debt and minority interest as of 12/31/2013 per unaudited results provided by Company management as of March 26, 2014
6. Based on 57,608,833 ordinary shares outstanding
FY refers to fiscal year period from January to December



Appendix: Additional Financial Data

Benchmarking Analysis[1]

Size (LTM Revenue, millions)	
AGL Resources Inc.	$4,617.0
ENN Energy Holdings Limited	$3,700.7
China Gas Holdings Limited	$3,166.9
PT Perusahaan Gas Negara (Persero) TBK	$2,946.8
China Resources Gas Group Limited	$2,873.5
Southwest Gas Corporation	$1,950.8
Seoul City Gas Co., Ltd.	$1,887.7
YESCO Co., Ltd.	$1,423.1
Piedmont Natural Gas Co. Inc.	$1,420.1
Daesung Holdings Co., Ltd.	$1,193.8
Busan City Gas Co., Ltd.	$1,148.2
Daesung Energy Co., Ltd.	$965.3
Towngas China Company Limited	$865.8
China Oil And Gas Group Limited	$830.2
Kyung Nam Energy Co., Ltd.	$784.4
HIROSHIMA GAS Co.,Ltd.	$773.8
Northwest Natural Gas Company	$758.5
Gujarat Gas Company Limited	$521.3
Tianjin Jinran Public Utilities Company Limited	$240.8
Chinese People Holdings Company Limited	$201.9
China Tian Lun Gas Holdings Limited	$130.7
Gas Natural Ban, S.A.	$126.1
Gas Natural Inc.	$114.9
Shin Shin Natural Gas Company Limited	$92.2
Delta Natural Gas Company, Inc.	$86.0
Sino Gas International Holdings, Inc.	$68.6
Hsin Kao Gas Co., Ltd.	$47.4
Distribuidora de Gas Cuyana S.A.	$41.9
Corning Natural Gas Holding Corporation	$23.5

Size[2] (Enterprise Value as of 04/02/2014, millions)	
PT Perusahaan Gas Negara (Persero) TBK	$10,882.1
AGL Resources Inc.	$10,666.1
China Gas Holdings Limited	$9,374.1
ENN Energy Holdings Limited	$8,524.7
China Resources Gas Group Limited	$6,685.6
Piedmont Natural Gas Co. Inc.	$4,316.0
Southwest Gas Corporation	$3,826.5
Towngas China Company Limited	$3,276.7
Northwest Natural Gas Company	$2,045.2
China Oil And Gas Group Limited	$1,032.7
China Tian Lun Gas Holdings Limited	$871.5
HIROSHIMA GAS Co.,Ltd.	$524.9
Gujarat Gas Company Limited	$485.6
Tianjin Jinran Public Utilities Company Limited	$292.1
Busan City Gas Co., Ltd.	$274.9
Seoul City Gas Co., Ltd.	$244.5
Daesung Holdings Co., Ltd.	$201.9
Delta Natural Gas Company, Inc.	$201.7
YESCO Co., Ltd.	$192.8
Shin Shin Natural Gas Company Limited	$185.1
Daesung Energy Co., Ltd.	$181.3
Gas Natural Ban, S.A.	$159.8
Gas Natural Inc.	$157.6
Kyung Nam Energy Co., Ltd.	$141.7
Hsin Kao Gas Co., Ltd.	$114.8
Sino Gas International Holdings, Inc.	$91.5
Corning Natural Gas Holding Corporation	$59.9
Distribuidora de Gas Cuyana S.A.	$57.0
Chinese People Holdings Company Limited	$48.2

Growth (FY2011-FY2013 Revenue)	
China Tian Lun Gas Holdings Limited	41.0%
Sino Gas International Holdings, Inc.	28.3%
China Resources Gas Group Limited	25.2%
Towngas China Company Limited	24.7%
China Gas Holdings Limited	23.6%
ENN Energy Holdings Limited	23.5%
China Oil And Gas Group Limited	21.1%
Tianjin Jinran Public Utilities Company Limited	18.9%
PT Perusahaan Gas Negara (Persero) TBK	17.5%
Gujarat Gas Company Limited	15.8%
Kyung Nam Energy Co., Ltd.	9.2%
Hsin Kao Gas Co., Ltd.	6.6%
Gas Natural Inc.	6.3%
YESCO Co., Ltd.	2.9%
Southwest Gas Corporation	1.7%
Corning Natural Gas Holding Corporation	1.4%
AGL Resources Inc.	-1.1%
Delta Natural Gas Company, Inc.	-1.4%
Northwest Natural Gas Company	-4.3%
Piedmont Natural Gas Co. Inc.	-5.6%
Chinese People Holdings Company Limited	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Seoul City Gas Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA
Shin Shin Natural Gas Company Limited	NA
Gas Natural Ban, S.A.	NA
HIROSHIMA GAS Co.,Ltd.	NA

Growth (FY2012-FY2013 Revenue)	
Sino Gas International Holdings, Inc.	36.2%
China Gas Holdings Limited	36.1%
China Oil And Gas Group Limited	31.7%
Towngas China Company Limited	29.6%
ENN Energy Holdings Limited	27.4%
China Tian Lun Gas Holdings Limited	25.2%
Corning Natural Gas Holding Corporation	20.8%
PT Perusahaan Gas Negara (Persero) TBK	19.5%
Gas Natural Inc.	19.5%
AGL Resources Inc.	17.7%
Piedmont Natural Gas Co. Inc.	13.8%
China Resources Gas Group Limited	13.8%
Delta Natural Gas Company, Inc.	8.9%
Kyung Nam Energy Co., Ltd.	6.1%
Hsin Kao Gas Co., Ltd.	5.1%
Gujarat Gas Company Limited	4.7%
Northwest Natural Gas Company	3.8%
YESCO Co., Ltd.	3.8%
Southwest Gas Corporation	1.2%
Tianjin Jinran Public Utilities Company Limited	-2.9%
Chinese People Holdings Company Limited	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Shin Shin Natural Gas Company Limited	NA
Distribuidora de Gas Cuyana S.A.	NA
HIROSHIMA GAS Co.,Ltd.	NA

Source: Public filings, Capital IQ, Company management, analyst research reports
Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
LTM refers to the most recently completed twelve month period for which financial information has been made public

Growth (FY2013-FY2014 Revenue)	
China Resources Gas Group Limited	34.0%
China Tian Lun Gas Holdings Limited	31.8%
China Oil And Gas Group Limited	26.4%
Tianjin Jinran Public Utilities Company Limited	25.3%
ENN Energy Holdings Limited	22.2%
China Gas Holdings Limited	19.3%
Towngas China Company Limited	17.1%
PT Perusahaan Gas Negara (Persero) TBK	12.1%
Piedmont Natural Gas Co. Inc.	10.8%
Gujarat Gas Company Limited	9.5%
Delta Natural Gas Company, Inc.	8.2%
Sino Gas International Holdings, Inc.	5.9%
Southwest Gas Corporation	3.4%
Gas Natural Inc.	2.8%
AGL Resources Inc.	0.5%
Northwest Natural Gas Company	-47.7%
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
HIROSHIMA GAS Co.,Ltd.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
YESCO Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Growth (FY2011 - FY2013 EBITDA)	
China Tian Lun Gas Holdings Limited	36.8%
China Gas Holdings Limited	35.6%
China Oil And Gas Group Limited	33.9%
China Resources Gas Group Limited	33.0%
Towngas China Company Limited	23.6%
Corning Natural Gas Holding Corporation	23.2%
Gujarat Gas Company Limited	18.2%
Gas Natural Inc.	13.6%
ENN Energy Holdings Limited	8.1%
Southwest Gas Corporation	6.5%
PT Perusahaan Gas Negara (Persero) TBK	4.1%
Piedmont Natural Gas Co. Inc.	3.0%
AGL Resources Inc.	2.6%
Tianjin Jinran Public Utilities Company Limited	2.0%
Northwest Natural Gas Company	1.0%
Delta Natural Gas Company, Inc.	-0.2%
YESCO Co., Ltd.	-7.3%
Kyung Nam Energy Co., Ltd.	-9.8%
Sino Gas International Holdings, Inc.	-15.0%
Hsin Kao Gas Co., Ltd.	-15.6%
Chinese People Holdings Company Limited	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Shin Shin Natural Gas Company Limited	NA
HIROSHIMA GAS Co.,Ltd.	NA
Daesung Energy Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Distribuidora de Gas Cuyana S.A.	NA

Growth (FY2012-FY2013 EBITDA)	
Corning Natural Gas Holding Corporation	53.9%
China Gas Holdings Limited	47.0%
Gujarat Gas Company Limited	33.8%
China Oil And Gas Group Limited	30.7%
China Resources Gas Group Limited	26.5%
Gas Natural Inc.	26.2%
Towngas China Company Limited	25.5%
China Tian Lun Gas Holdings Limited	22.1%
Piedmont Natural Gas Co. Inc.	12.4%
YESCO Co., Ltd.	7.1%
AGL Resources Inc.	5.7%
Southwest Gas Corporation	3.3%
Delta Natural Gas Company, Inc.	1.6%
Northwest Natural Gas Company	1.6%
ENN Energy Holdings Limited	-2.5%
PT Perusahaan Gas Negara (Persero) TBK	-3.3%
Kyung Nam Energy Co., Ltd.	-11.5%
Sino Gas International Holdings, Inc.	-17.8%
Tianjin Jinran Public Utilities Company Limited	-23.2%
Hsin Kao Gas Co., Ltd.	-24.1%
Seoul City Gas Co., Ltd.	NA
Chinese People Holdings Company Limited	NA
HIROSHIMA GAS Co.,Ltd.	NA
Busan City Gas Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Shin Shin Natural Gas Company Limited	NA
Gas Natural Ban, S.A.	NA
Distribuidora de Gas Cuyana S.A.	NA

Growth (FY2013-FY2014 EBITDA)	
Sino Gas International Holdings, Inc.	38.8%
Piedmont Natural Gas Co. Inc.	33.0%
China Tian Lun Gas Holdings Limited	28.9%
ENN Energy Holdings Limited	27.3%
China Oil And Gas Group Limited	13.4%
China Gas Holdings Limited	12.9%
AGL Resources Inc.	12.0%
China Resources Gas Group Limited	6.6%
Gas Natural Inc.	6.0%
Southwest Gas Corporation	3.0%
Northwest Natural Gas Company	3.0%
Gujarat Gas Company Limited	-1.4%
PT Perusahaan Gas Negara (Persero) TBK	-3.3%
Tianjin Jinran Public Utilities Company Limited	-15.4%
Towngas China Company Limited	-19.9%
Delta Natural Gas Company, Inc.	NA
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
HIROSHIMA GAS Co.,Ltd.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
YESCO Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Source: Public filings, Capital IQ, Company management, analyst research reports
1. No company used for comparative purposes is identical to the Company
NA refers to not available figure

Appendix: Additional Financial Data

Benchmarking Analysis[1] (cont.)

Growth (5-Fiscal Year EPS)	
Tianjin Jinran Public Utilities Company Limited	23.9%
China Tian Lun Gas Holdings Limited	22.8%
China Resources Gas Group Limited	21.3%
ENN Energy Holdings Limited	21.2%
Gujarat Gas Company Limited	20.4%
China Gas Holdings Limited	19.2%
Towngas China Company Limited	18.3%
Sino Gas International Holdings, Inc.	10.4%
Delta Natural Gas Company, Inc.	6.0%
AGL Resources Inc.	5.5%
Southwest Gas Corporation	4.5%
Piedmont Natural Gas Co. Inc.	4.0%
Northwest Natural Gas Company	4.0%
PT Perusahaan Gas Negara (Persero) TBK	-1.8%
China Oil And Gas Group Limited	NA
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
HIROSHIMA GAS Co.,Ltd.	NA
Gas Natural Inc.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
YESCO Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Profitability (LTM EBIT to LTM Revenue)	
PT Perusahaan Gas Negara (Persero) TBK	39.7%
China Tian Lun Gas Holdings Limited	30.7%
Northwest Natural Gas Company	28.8%
Towngas China Company Limited	28.2%
Southwest Gas Corporation	26.2%
Delta Natural Gas Company, Inc.	24.0%
AGL Resources Inc.	24.0%
Corning Natural Gas Holding Corporation	23.9%
China Resources Gas Group Limited	22.0%
Piedmont Natural Gas Co. Inc.	21.9%
China Oil And Gas Group Limited	21.5%
Gujarat Gas Company Limited	17.4%
China Gas Holdings Limited	17.3%
ENN Energy Holdings Limited	17.0%
Chinese People Holdings Company Limited	16.7%
Gas Natural Ban, S.A.	15.6%
Gas Natural Inc.	15.5%
Shin Shin Natural Gas Company Limited	14.6%
Hsin Kao Gas Co., Ltd.	13.4%
Distribuidora de Gas Cuyana S.A.	13.4%
HIROSHIMA GAS Co.,Ltd.	11.7%
Tianjin Jinran Public Utilities Company Limited	11.0%
Sino Gas International Holdings, Inc.	10.5%
Daesung Holdings Co., Ltd.	6.3%
Kyung Nam Energy Co., Ltd.	5.3%
Daesung Energy Co., Ltd.	3.8%
Busan City Gas Co., Ltd.	3.5%
YESCO Co., Ltd.	3.3%
Seoul City Gas Co., Ltd.	3.2%

Profitability (LTM EBITDA to LTM Revenue)	
PT Perusahaan Gas Negara (Persero) TBK	32.8%
China Tian Lun Gas Holdings Limited	25.8%
Towngas China Company Limited	23.1%
China Resources Gas Group Limited	19.4%
Northwest Natural Gas Company	18.8%
China Oil And Gas Group Limited	18.5%
Delta Natural Gas Company, Inc.	16.4%
Gujarat Gas Company Limited	15.0%
AGL Resources Inc.	14.9%
Corning Natural Gas Holding Corporation	14.5%
ENN Energy Holdings Limited	14.5%
Southwest Gas Corporation	14.1%
China Gas Holdings Limited	14.0%
Sino Gas International Holdings, Inc.	13.2%
Piedmont Natural Gas Co. Inc.	13.1%
Chinese People Holdings Company Limited	12.5%
Gas Natural Inc.	10.1%
Shin Shin Natural Gas Company Limited	9.1%
Gas Natural Ban, S.A.	8.4%
Distribuidora de Gas Cuyana S.A.	6.3%
Tianjin Jinran Public Utilities Company Limited	6.1%
Hsin Kao Gas Co., Ltd.	5.3%
Daesung Holdings Co., Ltd.	4.1%
HIROSHIMA GAS Co.,Ltd.	3.6%
Busan City Gas Co., Ltd.	3.5%
Kyung Nam Energy Co., Ltd.	2.1%
Daesung Energy Co., Ltd.	1.5%
Seoul City Gas Co., Ltd.	1.3%
YESCO Co., Ltd.	1.0%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
HIROSHIMA GAS Co.,Ltd.	68.7%
YESCO Co., Ltd.	68.3%
Kyung Nam Energy Co., Ltd.	60.6%
Hsin Kao Gas Co., Ltd.	60.1%
Daesung Energy Co., Ltd.	59.5%
Seoul City Gas Co., Ltd.	57.4%
Distribuidora de Gas Cuyana S.A.	53.0%
Southwest Gas Corporation	46.3%
Gas Natural Ban, S.A.	46.3%
Tianjin Jinran Public Utilities Company Limited	44.5%
Piedmont Natural Gas Co. Inc.	40.0%
Corning Natural Gas Holding Corporation	39.2%
AGL Resources Inc.	37.8%
Shin Shin Natural Gas Company Limited	37.7%
Daesung Holdings Co., Ltd.	35.4%
Northwest Natural Gas Company	34.7%
Gas Natural Inc.	34.7%
Delta Natural Gas Company, Inc.	31.5%
Chinese People Holdings Company Limited	25.0%
Sino Gas International Holdings, Inc.	19.1%
China Gas Holdings Limited	19.0%
Towngas China Company Limited	18.1%
PT Perusahaan Gas Negara (Persero) TBK	17.2%
China Tian Lun Gas Holdings Limited	15.9%
ENN Energy Holdings Limited	14.8%
Gujarat Gas Company Limited	13.8%
China Oil And Gas Group Limited	13.8%
China Resources Gas Group Limited	11.7%
Busan City Gas Co., Ltd.	NM

Source: Public filings, Capital IQ, Company management, analyst research reports
1. No company used for comparative purposes is identical to the Company
NA refers to not available, NM refers to not meaningful figure

Benchmarking Analysis[1] (cont.)

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Piedmont Natural Gas Co. Inc.	43.4%
Sino Gas International Holdings, Inc.	30.0%
Towngas China Company Limited	26.4%
Corning Natural Gas Holding Corporation	26.2%
China Resources Gas Group Limited	19.6%
Southwest Gas Corporation	18.7%
Northwest Natural Gas Company	18.3%
Gas Natural Inc.	16.4%
AGL Resources Inc.	16.2%
Chinese People Holdings Company Limited	15.6%
HIROSHIMA GAS Co.,Ltd.	13.9%
PT Perusahaan Gas Negara (Persero) TBK	13.0%
China Gas Holdings Limited	11.4%
ENN Energy Holdings Limited	11.0%
China Tian Lun Gas Holdings Limited	10.7%
China Oil And Gas Group Limited	10.5%
Delta Natural Gas Company, Inc.	8.9%
Gas Natural Ban, S.A.	8.3%
Hsin Kao Gas Co., Ltd.	8.1%
Distribuidora de Gas Cuyana S.A.	5.7%
Gujarat Gas Company Limited	5.4%
Kyung Nam Energy Co., Ltd.	5.3%
Shin Shin Natural Gas Company Limited	3.8%
Daesung Energy Co., Ltd.	3.3%
Daesung Holdings Co., Ltd.	2.6%
YESCO Co., Ltd.	2.2%
Seoul City Gas Co., Ltd.	2.2%
Tianjin Jinran Public Utilities Company Limited	1.3%
Busan City Gas Co., Ltd.	0.0%

Liquidity (Current Ratio as of 04/02/2014)	
Gujarat Gas Company Limited	357.7%
PT Perusahaan Gas Negara (Persero) TBK	331.3%
Shin Shin Natural Gas Company Limited	312.2%
Tianjin Jinran Public Utilities Company Limited	274.4%
Delta Natural Gas Company, Inc.	234.8%
China Oil And Gas Group Limited	202.4%
Seoul City Gas Co., Ltd.	194.3%
Chinese People Holdings Company Limited	186.4%
Distribuidora de Gas Cuyana S.A.	154.0%
Daesung Holdings Co., Ltd.	148.4%
Busan City Gas Co., Ltd.	134.2%
YESCO Co., Ltd.	131.9%
China Tian Lun Gas Holdings Limited	129.9%
Southwest Gas Corporation	113.9%
Kyung Nam Energy Co., Ltd.	108.4%
ENN Energy Holdings Limited	102.1%
China Resources Gas Group Limited	101.5%
Gas Natural Inc.	93.6%
Daesung Energy Co., Ltd.	92.3%
AGL Resources Inc.	87.5%
HIROSHIMA GAS Co.,Ltd.	82.9%
China Gas Holdings Limited	79.5%
Northwest Natural Gas Company	76.4%
Hsin Kao Gas Co., Ltd.	68.4%
Towngas China Company Limited	68.4%
Gas Natural Ban, S.A.	65.6%
Piedmont Natural Gas Co. Inc.	63.3%
Corning Natural Gas Holding Corporation	62.1%
Sino Gas International Holdings, Inc.	42.4%

Leverage[2] (Debt to MVE as of 04/02/2014)	
HIROSHIMA GAS Co.,Ltd.	247.1%
Daesung Holdings Co., Ltd.	146.1%
YESCO Co., Ltd.	112.4%
AGL Resources Inc.	86.0%
Northwest Natural Gas Company	74.5%
China Oil And Gas Group Limited	68.7%
Piedmont Natural Gas Co. Inc.	63.9%
Gas Natural Inc.	60.6%
Southwest Gas Corporation	56.2%
Sino Gas International Holdings, Inc.	55.7%
Corning Natural Gas Holding Corporation	48.3%
Delta Natural Gas Company, Inc.	37.2%
China Gas Holdings Limited	29.0%
Towngas China Company Limited	27.9%
China Resources Gas Group Limited	25.7%
ENN Energy Holdings Limited	24.1%
Kyung Nam Energy Co., Ltd.	20.5%
Daesung Energy Co., Ltd.	20.5%
China Tian Lun Gas Holdings Limited	13.4%
Seoul City Gas Co., Ltd.	9.1%
PT Perusahaan Gas Negara (Persero) TBK	7.1%
Hsin Kao Gas Co., Ltd.	6.0%
Gas Natural Ban, S.A.	5.7%
Chinese People Holdings Company Limited	4.2%
Busan City Gas Co., Ltd.	3.1%
Shin Shin Natural Gas Company Limited	2.2%
Tianjin Jinran Public Utilities Company Limited	0.0%
Gujarat Gas Company Limited	0.0%
Distribuidora de Gas Cuyana S.A.	0.0%

Cost of Debt[3] LTM Interest Rate	
Chinese People Holdings Company Limited	14.0%
Sino Gas International Holdings, Inc.	8.3%
China Tian Lun Gas Holdings Limited	6.6%
Delta Natural Gas Company, Inc.	6.0%
Northwest Natural Gas Company	5.1%
Corning Natural Gas Holding Corporation	4.7%
Daesung Holdings Co., Ltd.	4.7%
Southwest Gas Corporation	4.6%
ENN Energy Holdings Limited	4.6%
Gas Natural Inc.	4.5%
YESCO Co., Ltd.	4.2%
China Resources Gas Group Limited	3.8%
Seoul City Gas Co., Ltd.	3.7%
China Gas Holdings Limited	3.7%
Busan City Gas Co., Ltd.	3.7%
AGL Resources Inc.	3.6%
Piedmont Natural Gas Co. Inc.	3.4%
Kyung Nam Energy Co., Ltd.	3.2%
Daesung Energy Co., Ltd.	3.2%
China Oil And Gas Group Limited	2.6%
PT Perusahaan Gas Negara (Persero) TBK	2.4%
Towngas China Company Limited	2.4%
HIROSHIMA GAS Co.,Ltd.	1.1%
Hsin Kao Gas Co., Ltd.	0.5%
Tianjin Jinran Public Utilities Company Limited	NA
Gujarat Gas Company Limited	NA
Distribuidora de Gas Cuyana S.A.	NA
Gas Natural Ban, S.A.	NM
Shin Shin Natural Gas Company Limited	NM

Source: Public filings, Capital IQ, Company management
Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock; MVE stands for Market Value of Equity
3. Based on Interest Expense/Total Debt LTM
NA refers to not available, NM refers to not meaningful figure
LTM refers to the most recently completed twelve month period for which financial information has been made public

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
<u>On-Going Deals</u>										
2/17/2014	-	Chindex International Inc	$19.50	17.9%	28.7%	30.0%	26.4%	35.7%	41.3%	1.5%
2/10/2014	-	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
1/27/2014	-	Shanda Games Limited	6.90	22.1%	43.1%	51.8%	54.3%	56.5%	62.1%	6.2%
12/24/2013	-	Noah Education Holdings Ltd.	2.80	24.4%	19.4%	24.1%	31.1%	48.1%	52.0%	9.4%
11/25/2013	-	Giant Interactive Group, Inc.	11.75	16.0%	28.8%	30.9%	34.6%	44.6%	54.9%	2.8%
9/30/2013	-	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
9/4/2013	-	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
8/19/2013	-	Exceed Company Ltd	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	(6.3%)
6/20/2013	-	ChinaEdu Corporation	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(16.3%)
6/6/2013	-	iSoftStone Holdings Limited	5.45	12.6%	32.7%	20.1%	16.8%	15.8%	12.8%	(23.1%)
5/21/2013	-	Le Gaga Holdings Ltd	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(24.1%)
5/20/2013	-	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	-	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
11/2/2012	-	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	-	American Lorain Corporation	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/15/2012	-	Yongye International, Inc.	7.00	46.1%	56.1%	71.6%	80.7%	95.6%	83.6%	18.6%
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
12/13/2011	-	WSP Holdings Ltd.	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
<u>On-Going Deals</u>										
Mean				31.0%	37.3%	38.3%	37.2%	30.6%	28.2%	(13.6%)
Median				23.9%	32.7%	32.6%	35.3%	27.0%	22.1%	(7.4%)
High				85.2%	79.4%	81.9%	80.7%	95.6%	83.6%	18.6%
Low				12.6%	14.3%	13.2%	9.2%	(33.0%)	(43.3%)	(61.7%)
12/8/2013	-	Sino Gas International Holdings, Inc	$1.30	165.4%	327.0%	322.4%	291.2%	268.3%	240.5%	100.0%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	$12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
9/7/2012	4/9/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Closed Deals										
Mean				34.6%	41.4%	36.8%	33.0%	20.1%	12.7%	(24.1%)
Median				27.3%	35.3%	34.7%	28.2%	19.8%	13.5%	(19.0%)
High				115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	11.5%
Low				4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(38.2%)	(80.8%)
Overall										
Mean				33.2%	39.9%	37.4%	34.6%	24.0%	18.5%	(20.2%)
Median				24.6%	34.2%	34.2%	32.5%	21.4%	16.0%	(16.4%)
High				115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	18.6%
Low				4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(43.3%)	(80.8%)
12/8/2013	-	Sino Gas International Holdings, Inc	$1.30	165.4%	327.0%	322.4%	291.2%	268.3%	240.5%	100.0%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Price Revision Study

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
On-Going Deals								
2/17/2014	Chindex International Inc	Cayman	2/17/2014	$19.50	2/17/2014	$19.50	0.0%	0
2/10/2014	AutoNavi Holdings Limited	Cayman	2/10/2014	21.00	2/10/2014	21.00	0.0%	0
1/27/2014	Shanda Games Limited	Cayman	1/27/2014	6.90	1/27/2014	6.90	0.0%	0
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	2.80	12/24/2013	2.80	0.0%	0
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	11/25/2013	11.75	0.0%	0
9/30/2013	Charm Communications Inc.	Cayman	9/30/2013	4.70	9/30/2013	4.70	0.0%	0
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	2.97	1/10/2014	3.51	18.2%	2
8/19/2013	Exceed Company Ltd	BVI	8/19/2013	1.72	12/2/2013	1.78	3.5%	2
6/20/2013	ChinaEdu Corporation	Cayman	6/20/2013	7.00	6/20/2013	7.00	0.0%	0
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.45	(6.8%)	1
5/21/2013	Le Gaga Holdings Ltd	Cayman	5/21/2013	4.01	5/21/2013	4.01	0.0%	0
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/17/2013	7.30	(2.7%)	2
3/12/2013	Camelot Information Systems Inc.	BVI	3/12/2013	1.85	3/12/2013	1.85	0.0%	0
11/2/2012	Trunkbow International Holdings, Ltd.	Nevada	11/2/2012	1.46	11/2/2012	1.46	0.0%	0
10/15/2012	American Lorain Corporation	Nevada	10/15/2012	1.60	10/15/2012	1.60	0.0%	0
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	3/27/2014	7.00	6.1%	3
10/12/2012	Ninetowns Internet Technology Group Company Ltd.	Cayman	10/12/2012	2.00	10/12/2012	2.00	0.0%	0
12/13/2011	WSP Holdings Ltd.	Cayman	12/13/2011	3.00	2/21/2013	3.20	6.7%	1
Closed Deals								
1/20/2012	AsiaInfo-Linkage, Inc.	Delaware	1/20/2012	$12.00	1/20/2012	$12.00	0.0%	0
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	9.56	8/28/2013	9.66	1.0%	1
8/13/2012	LJ International Inc.	BVI	8/13/2012	2.00	8/13/2012	2.00	0.0%	0
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	2/28/2013	13.80	8.7%	1
10/3/2012	Feihe International, Inc.	Utah	10/3/2012	7.40	10/3/2012	7.40	0.0%	0

Source: Capital IQ, Company filings

Price Revision Study (cont.)

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Closed Deals (cont.)								
3/27/2012	Zhongpin, Inc.	Delaware	3/27/2012	$13.50	3/27/2012	$13.50	0.0%	0
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/22/2013	16.70	11.3%	2
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	27.00	12/19/2012	27.50	1.9%	1
5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/13/2013	0.15	4/16/2013	0.16	6.7%	1
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
7/6/2012	ShangPharma Corporation	Cayman	7/6/2012	9.00	7/6/2012	9.00	0.0%	0
5/9/2012	China Nuokang Bio-Pharmaceutical Inc.	Cayman	5/9/2012	5.80	5/9/2012	5.80	0.0%	0
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
4/2/2012	Winner Medical Group Inc.	Nevada	4/2/2012	4.50	4/2/2012	4.50	0.0%	0
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
5/3/2012	China Mass Media Corp.	Cayman	5/3/2012	5.00	5/3/2012	5.00	0.0%	0
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
2/24/2012	Gushan Environmental Energy Ltd.	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
10/28/2011	China Real Estate Information Corporation	Cayman	10/28/2011	5.73	10/28/2011	5.73	0.0%	0
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
10/17/2011	Shanda Interactive Entertainment Ltd.	Cayman	10/17/2011	41.35	10/17/2011	41.35	0.0%	0
3/7/2011	China Fire & Security Group, Inc.	Florida	3/7/2011	9.00	3/7/2011	9.00	0.0%	0
10/11/2010	Harbin Electric, Inc.	Nevada	10/11/2010	24.00	10/11/2010	24.00	0.0%	0
1/28/2011	China Security & Surveillance Technology, Inc.	Delaware	1/28/2011	6.50	1/28/2011	6.50	0.0%	0
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
6/27/2011	Tiens Biotech Group (USA), Inc.	Delaware	6/27/2011	1.72	6/27/2011	1.72	0.0%	0
4/8/2010	Tongjitang Chinese Medicines Company	Cayman	4/8/2010	4.50	4/8/2010	4.50	0.0%	0
Mean							2.2%	1
Median							0.0%	0
High							41.0%	3
Low							(17.4%)	0
12/8/2013	Sino Gas International Holdings, Inc	Utah	12/8/2013	0.50	3/28/2014	1.30	160.0%	2

Source: Capital IQ, Company filings